UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2009

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-263608
(State or other jurisdiction of	(Commission File Number)	(IRS Employee
incorporation)		Identification Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code, (718) 527-3800

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 18, 2009, after 31 years of service, Stephen P. Cesarski, age 64, retired from his offices as president and a corporate director of Janel World Trade, Ltd. for health reasons. William J. Lally, a member of the company's board of directors and  president of The Janel Group of Illinois, has been elected president of Janel World Trade, Ltd.

Item 7.01	REGULATION FD DISCLOSURE

On May 18, 2009, Janel World Trade, Ltd. issued a press release on the subject of its consolidated financial results for the 2009 second fiscal quarter and six months ended March 31, 2009, as reported in its Form 10-Q report filed May 15, 2009. The press release contains a “non-GAAP financial measure,” as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934. The non-GAAP financial measure consists of a brief discussion of the financial results of the 2009 second fiscal quarter and six months using “EBITDA” (earnings before interest, taxes, depreciation and amortization) calculation.  A copy of that press release is attached to this report as Exhibit 99.1.

The non-GAAP financial measure consists of a brief discussion of “EBITDA” (earnings before interest, taxes, depreciation and amortization), the exclusion of the losses of the company's Order Logistics, Inc. subsidiary, and the application of EBITDA adjustments, resulting in a projected operating income of $88,589 for the six month period, rather than the reported operating loss of $(400,225) under GAAP.

Management believes that the information contained in the press release reconciles the non-GAAP financial measure with the most directly comparable GAAP financial measures, and that the press release provides useful information to investors to aid them in understanding the presentation of Janel’s consolidated financial results for the 2009 second fiscal quarter and six months ended March 31, 2009, because the non-GAAP financial measure highlights the negative impact of the company's Order Logistics, Inc. asset acquisition in October 2007.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information in this report which is required to be disclosed solely by Regulation FD, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	May 18, 2009 Janel World Trade, Ltd. press release regarding the consolidated financial results for the 2009 second fiscal quarter and six months ended March 31, 2009

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 22, 2009

JANEL WORLD TRADE, LTD.

By:	/s/ James N. Jannello
James N. Jannello, Executive Vice
President and Chief Executive Officer